Exhibit 99.1

Trulia Reports Fourth Quarter and Full Year 2013 Results

Trulia ends 2013 with almost 60,000 subscribers; Announces launch of strategic marketing campaign

SAN FRANCISCO, February 13, 2014 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for homebuyers, sellers, renters and real estate professionals, today announced financial results for the fourth quarter ended December 31, 2013.

“2013 was another outstanding year for Trulia. Over the course of the year, we expanded our base of transaction ready consumers, more than doubled our customer base to end 2013 with almost 60,000 subscribers, and welcomed Market Leader to the Trulia family,” said Pete Flint, Chief Executive Officer of Trulia. “Today we are excited to announce a strategic marketing campaign to help us capitalize on the immense market opportunity in front of us. We believe this will make Trulia top of mind with serious home buyers and sellers, allowing us to connect even more transaction-ready consumers with real estate professionals.”

Financial Highlights – Fourth Quarter 2013 (financials include Market Leader)

•	Total revenue for the fourth quarter of 2013 was $49.7 million, up 142% year-over-year.

•	Marketplace revenue of $42.2 million, up 190% year-over-year.

•	Media revenue of $7.6 million, up 26% year-over-year.

•	Net loss attributable to common stockholders for the fourth quarter of 2013 was $11.1 million, or $0.30 per share on a basic and diluted basis, compared with a net loss of $1.6 million, or $0.06 per share on a basic and diluted basis, for the fourth quarter of 2012.

•	Adjusted EBITDA for the fourth quarter of 2013 was $7.7 million, compared with $0.6 million for the fourth quarter of 2012.

•	Adjusted net income attributable to common stockholders for the fourth quarter of 2013 was $1.2 million, or $0.03 per share on a basic and diluted basis, compared with an adjusted net loss attributable to common stockholders of $0.8 million, or $0.03 per share on a basic and diluted basis, for the fourth quarter of 2012.

•	Trulia successfully completed a convertible notes offering in December 2013, raising net proceeds after expenses, debt repayment and stock repurchase of approximately $185 million.

Financial Highlights – Full Year 2013 (financials include Market Leader)

•	Total revenue for full year 2013 was $143.7 million, up 111% year-over-year.

•	Marketplace revenue of $113.4 million, up 137% year-over-year.

•	Media revenue of $30.3 million, up 50% year-over-year.

•	Net loss attributable to common stockholders for 2013 was $17.8 million, or $0.54 per share on a basic and diluted basis, compared with a net loss of $10.9 million, or $0.87 per share on a basic and diluted basis, for 2012.

•	Adjusted EBITDA for 2013 was $17.1 million, compared with -$3.4 million for 2012.

•	Adjusted net income attributable to common stockholders for 2013 was $11.3 million, or $0.34 per share on a basic basis and $0.31 per share on a diluted basis, compared with an adjusted net loss of $8.4 million, or $0.67 per share on a basic and diluted basis, for 2012.

Key Business Metrics (metrics include Market Leader)

•	Monthly unique visitors in the fourth quarter of 2013 were 35.3 million, an increase of 49% from 23.6 million in the same period last year.

•	Mobile monthly unique visitors in the fourth quarter of 2013 were 14.3 million, an increase of 86% from 7.7 million in the same period last year.

•	Total subscribers as of December 31, 2013 were approximately 59,700, an increase of approximately 3,300 from September 30, 2013.

•	Average monthly revenue per subscriber for the fourth quarter of 2013 was $179, a 4% increase from $172 in the same period last year.

•	New contributions to user-generated content totaled approximately 1.0 million in the fourth quarter of 2013, a 26% increase from approximately 810,000 in the same period last year. As of December 31, 2013, this amounted to a cumulative total of more than 11 million contributions to user-generated content.

Selected Business Highlights

•	New mobile app for agents: Trulia released version 2.0 of its popular, free app for real estate agents on both iOS and Android. The app is designed to enable agents to convert more leads and better serve existing clients while they’re on-the-go. The upgrade features an all-new design that puts leads front and center. The app now includes improved navigation and search capabilities, as well as seamless access to helpful real estate news, coaching and tips from Trulia’s Pro Blog.

•	Deeper pricing data on Trulia local maps: Trulia added three new rich map visualizations to help engaged home shoppers with their house hunting journey: median sales prices, median listing prices, and price per square foot. This trio of new map visualizations will inform buyers what homes cost across the country. Additionally, depending on the zoom level, users can easily view data by county, zip code, and block group.

•	Trulia Seller Ads: Trulia launched Trulia Seller Ads, a service that generates and delivers leads from potential sellers to agents. With the new service, consumers who are interested in selling their homes visit Trulia’s seller portal to gather information and request a free home value estimate from agents. Trulia Seller Ads enables agents to market directly to sellers with a free home value report that includes useful valuation information, such as price history and comparable homes sold.

Outlook – First Quarter 2014

Trulia is providing revenue and Adjusted EBITDA outlook for the first quarter of 2014 as follows:

•	Total revenue is expected to be in the range of $53.1 million to $53.5 million.

•	Marketplace revenue is expected to be in the range of 80% to 85% of total revenue.

•	Adjusted EBITDA is expected to be in the range of $1.4 million to $1.6 million. This represents 3% of revenue at the midpoint of the range.

Outlook – Full Year 2014

Trulia is also providing revenue and Adjusted EBITDA outlook for full year 2014 as follows:

•	Total revenue is expected to be in the range of $245 million to $248 million.

•	Marketplace revenue is expected to be in the range of 80% to 85% of total revenue.

•	Adjusted EBITDA is expected to be in the range of $18 million to $22 million. This represents 8% of revenue at the midpoint of the range.

Conference Call Details

A live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 877-703-6103, or internationally at 857-244-7302, using passcode 50956807. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 72706165, until February 20, 2014.

Trulia will also release details of its results for the fourth quarter and full year ended December 31, 2013 via Twitter on Thursday, February 13, at 2 p.m. Pacific Time after the market close. Details of Trulia’s financial results can be viewed on Twitter at hashtag #TRLAearnings.

About Trulia, Inc.

Trulia (NYSE: TRLA) gives home buyers, sellers, owners, and renters the inside scoop on properties, places, and real estate professionals. Trulia has unique info on the areas people want to live that can’t be found anywhere else: users can learn about agents, neighborhoods, schools, crime, commute times, and even ask the local community questions. Real estate professionals use Trulia to connect with millions of transaction-ready buyers and sellers each month via our hyperlocal advertising services, social recommendations, and top-rated mobile real estate apps. Trulia’s Market Leader subsidiary delivers the leading end-to-end technology and marketing solutions that enable real estate professionals to grow and manage their businesses. Trulia is headquartered in downtown San Francisco. Trulia and the Trulia marker logo are registered trademarks of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to: our plans to launch a national marketing campaign; our belief that our national marketing campaign will allow us to connect even more transaction-ready consumers with real estate professionals; and our expectations regarding our revenue and Adjusted EBITDA for the first quarter of 2014 and full year 2014. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that we do not execute on a national marketing campaign; our planned national marketing campaign does not increase the number of consumers, subscribers and advertisers on our marketplace; the housing market weakens; consumers, subscribers and advertisers do not continue to use our marketplace; we experience expenses that exceed our expectations; Trulia and Market Leader will not be integrated successfully; the synergies between Trulia and Market Leader will not be realized or realized to the extent anticipated; and the disruption caused by the merger make it difficult to maintain certain strategic relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2013 that was filed on November 14, 2013. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income/(Loss) and Pro Forma Financial Information

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and adjusted net income/(loss) attributable to common stockholders. We define Adjusted EBITDA as net income/(loss) adjusted to exclude interest income, interest expense, loss on extinguishment of debt, depreciation and amortization, change in fair value of warrant liability, income taxes, compensation paid in stock, and certain other infrequently occurring items that Trulia does not believe are indicative of ongoing results (such as acquisition related costs). We define adjusted net income/(loss) attributable to common stockholders as net income/(loss) attributable to common stockholders adjusted to exclude compensation paid in stock, and certain other infrequently occurring items that Trulia does not believe are indicative of ongoing results (such as acquisition related costs). Adjusted EBITDA and adjusted net income/(loss) attributable to common stockholders exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors. Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of Trulia and are used by Trulia’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trulia’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, compensation paid in stock, and certain other infrequently occurring items, such as acquisition related costs, that are expected to be incurred in the future. For future periods, Trulia is also unable to provide a reconciliation of adjusted net income/(loss) attributable to common stockholders to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of compensation paid in stock and certain other infrequently occurring items, such as acquisition related costs, that are expected to be incurred in the future.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

TRULIA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
Revenue	143,728	68,085	49,730	20,554
Costs and expenses:
Cost of revenue (exclusive of amortization of product development cost)	23,122	9,999	9,428	2,692
Technology and development	34,612	20,199	13,128	5,059
Sales and marketing	71,370	33,747	25,586	10,109
General and administrative	32,702	13,659	12,134	4,003
Acquisition related costs	6,065	—	—	—

Total costs and expenses	167,871	77,604	60,276	21,863
Loss from operations	(24,143)	(9,519)	(10,546)	(1,309)
Interest income	121	50	9	26
Interest expense	(1,107)	(1,016)	(451)	(242)
Change in fair value of warrant liability	—	(369)	—	—
Loss on extinguishment of debt	(141)	—	(141)	—

Loss before provision for income taxes	(25,270)	(10,854)	(11,129)	(1,525)
Income tax (provision) benefit	7,511	(67)	(17)	(67)

Net loss attributable to common stockholders	$(17,759)	$(10,921)	$(11,146)	$(1,592)

Net loss per share attributable to common stockholders, basic and diluted	$(0.54)	$(0.87)	$(0.30)	$(0.06)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	33,129,572	12,538,769	37,270,375	27,328,415

Reconciliation to adjusted net income (loss) and adjusted net income (loss) per share attributable to common stockholders, basic and diluted, adjusted for compensation paid in stock and acquisition related costs:

Net loss attributable to common stockholders	(17,759)	(10,921)	(11,146)	(1,592)
Compensation paid in stock (Note A)	22,973	2,570	12,305	761
Acquisition related costs	6,065	—	—	—

Adjusted net income (loss) attributable to common stockholders	$11,279	$(8,351)	$1,159	$(831)
Adjusted net income (loss) per share attributable to common stockholders, basic	0.34	(0.67)	0.03	(0.03)
Adjusted net income (loss) per share attributable to common stockholders, diluted	0.31	(0.67)	0.03	(0.03)
Weighted average shares used in computing net loss per share attributable to common stockholders, diluted	35,986,098	12,538,769	40,718,469	27,328,415
Reconciliation to Adjusted EBITDA:
Net loss attributable to common stockholders	$(17,759)	$(10,921)	$(11,146)	$(1,592)
Non-GAAP adjustments:
Interest income	(121)	(50)	(9)	(26)
Interest expense	1,107	1,016	451	242
Loss on extinguishment of debt	141	—	141	—
Depreciation and amortization	12,211	3,585	5,924	1,112
Change in fair value of warrant liability	—	369	—	—
Income tax provision (benefit)	(7,511)	67	17	67
Compensation paid in stock (Note A)	22,973	2,570	12,305	761
Acquisition related costs	6,065	—	—	—

Adjusted EBITDA	$17,106	$(3,364)	$7,683	$564

Note (A)

Compensation paid in stock was allocated as follows:
	Year Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
Cost of revenue	$718	$32	$420	$12
Technology and development	6,365	930	3,337	301
Sales and marketing	5,663	398	3,315	122
General and administrative	10,227	1,210	5,233	326

Total compensation paid in stock	$22,973	$2,570	$12,305	$761

TRULIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$225,597	$100,017
Accounts receivable	11,697	6,095
Prepaid expenses and other current assets	12,272	1,413

Total current assets	249,566	107,525

Restricted cash	1,589	385
Property and equipment, net	22,289	7,069
Intangible assets, net	117,888	445
Goodwill	255,904	2,155
Other assets	8,173	1,385

TOTAL ASSETS	$655,409	$118,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	3,018	525
Accrued liabilities	11,261	2,916
Accrued compensation and benefits	10,863	4,500
Deferred revenue	10,002	13,296
Deferred rent, current portion	1,035	444
Capital lease liability, current portion	51	217
Long-term debt, current portion	—	2,665
Other current liabilities	—	330

Total current liabilities	36,230	24,893

Deferred rent, net of current portion	4,751	407
Capital lease liability, net of current portion	84	16
Long-term debt, net of current portion	230,000	7,094
Other long-term liabilities	3,268	20

Total liabilities	274,333	32,430

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Additional paid-in capital	445,960	133,659
Accumulated deficit	(64,884)	(47,125)

Total stockholders’ equity	381,076	86,534

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$655,409	$118,964

TRULIA, INC.

Consolidated Statements of Cash Flows

(In thousands, except share data)

(Unaudited)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,759)	$(10,921)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,211	3,585
Compensation paid in stock, net	22,764	2,570
Increase in stock appreciation rights liability	209	—
Provision for doubtful accounts	351	95
Change in fair value of warrant liability	—	369
Loss on disposal of fixed assets	45	—
Release of valuation allowance	(7,923)	—
Amortization of debt discount	106	167
Amortization of debt issue cost	83	30
Amortization of underwriting fees	34	—
Loss on extinguishment of debt	141	—
Changes in operating assets and liabilities:
Accounts receivable	(5,005)	(2,475)
Prepaid expenses and other current assets	(6,467)	(889)
Other assets	—	(13)
Accounts payable	(6,698)	(864)
Accrued liabilities	3,309	1,811
Accrued compensation and benefits	1,586	2,458
Deferred rent	4,935	(174)
Deferred revenue	(3,294)	8,469
Other long-term liabilities	—	(65)

Net cash provided by (used in) operating activities	(1,372)	4,153

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and deposits	(1,500)	(764)
Decrease in restricted cash and deposits	709	—
Maturities of short-term investments	2,999	4,300
Purchases of property and equipment	(16,572)	(5,506)
Sale of property and equipment	34	—
Acquisition, net of cash acquired of $9.7 million in 2013 and $0 in 2012	(160,813)	—

Net cash used in investing activities	(175,143)	(1,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts	—	93,279
Proceeds from follow-on public offering, net of underwriting discounts	114,056	—
Payments of costs related to public offerings	(1,034)	(3,832)
Proceeds from long-term debt	230,000	—
Repayments on long-term debt	(10,006)	—
Payments of debt issue costs	(6,910)	—
Value of equity awards withheld for tax liability	(782)	—
Repayments on capital lease liability	(200)	(334)
Proceeds from exercise of stock options	7,003	1,680
Repurchase of shares	(30,032)	—

Net cash provided by financing activities	302,095	90,793

NET INCREASE IN CASH AND CASH EQUIVALENTS	125,580	92,976

CASH AND CASH EQUIVALENTS — Beginning of period	100,017	7,041
CASH AND CASH EQUIVALENTS — End of period	$225,597	$100,017
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$696	$791
Cash paid for income taxes	$418	$4
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation capitalized in product development costs	$685	$66
Conversion of preferred stock warrants to common stock warrants	$—	$666
Purchase of equipment under capital leases	$105	$119
Net change related to purchase of equipment in accounts payable and accrued liabilities	$3,325	$54
Purchases of equipment with accounts payable and accrued liabilities at period end	$3,964	$226
Release of valuation allowance	$7,923	$—
Other compensation to be paid in stock	$2,524	$—
Common stock issued and stock awards assumed in connection with Market Leader acquisition	5,340,271	—
Common stock warrants exercised in a net settlement transaction	56,054	—